UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2022

SALEM MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 N. Belt Line Rd., Irving, Texas	75063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 586-0080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SALM	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

New Employment Agreement with E. Allen Power

On December 7, 2022, Salem Communications Holding Corporation (“Employer”), a wholly owned subsidiary of Salem Media Group, Inc. (“Salem Media Group” or the “Company”), and E. Allen Power entered into a new employment agreement pursuant to which Mr. Power will serve as President, Broadcast Media. The Compensation Committee (the “Committee”) of the Board of Directors of the Company also approved the terms of Mr. Power’s new agreement.

Mr. Power’s current employment agreement with Employer is an “at-will” agreement, and the compensation schedule applicable to Mr. Power continues through December 31, 2023. Mr. Power’s new employment agreement is also an “at-will” agreement that will become effective as of January 1, 2023 and supersedes and replaces the employment agreement entered into by Employer and Mr. Power as of January 1, 2022.

The new employment agreement provides that, for as long as Mr. Power remains employed by Employer, Mr. Power will receive a base salary (“Base Salary”) as follows: (a) at an annual rate of $390,000 effective as of January 1, 2023, (b) at an annual rate of $399,750 effective as of January 1, 2024, and (c) at an annual rate of $409,743.75 effective as of January 1, 2025 and continuing through December 31, 2025.

In addition to his annual Base Salary, Mr. Power will be eligible to receive the following incentive-based compensation:

Commencing January 1, 2023, for as long as he remains employed by Employer, Mr. Power shall be eligible to receive the following incentive-based compensation:

(a)

If Total Broadcast Division Net Operating Revenue (“NOR”) (as defined in the employment agreement) for the quarter is 100% or more of Total Broadcast Division NOR Budget (as defined in the employment agreement) for the quarter, Mr. Power shall receive a bonus of $2,500 for that quarter.

(b)

If Total Broadcast Division Station Operating Income (“SOI”) (as defined in the employment agreement) for the quarter is 100% of more of the Total Broadcast Division SOI Budget (as defined in the employment agreement) for the quarter, Mr. Power shall receive a bonus of $5,000 for that quarter.

(c)

If Total Broadcast Division Digital NOR (as defined in the employment agreement) for the quarter is 100% or more of Total Broadcast Division Digital NOR Budget (as defined in the employment agreement) for the quarter, Mr. Power shall receive a bonus of $2,500 for that quarter.

(d)

Exclusion of Miami Cluster. During the calendar year of 2023, the Miami cluster of radio stations owned and operated by Hispanos Communications, LLC, an affiliate of Holdco, shall not be included in the incentive calculations outlined in paragraphs (a)-(c) above.

In addition to his Base Salary, Mr. Power will be eligible to receive an annual discretionary bonus based on profit and other goals to be determined in the sole discretion of the Chief Executive Officer and as approved by the Board of Directors. Mr. Power is also eligible for stock option consideration from time to time, at the discretion of the Board of Directors.

Mr. Power’s employment agreement generally provides that if his employment is terminated without “Cause” (as defined in the employment agreement), in addition to all accrued salary through the termination date, Mr. Power shall receive as severance an amount equal to his then base salary for six (6) months, less standard withholdings for tax and social security purposes.

New Employment Agreement with Evan D. Masyr

On December 7, 2022, Salem Communications Holding Corporation (“Employer”), a wholly owned subsidiary of Salem Media Group, Inc. (“SMG” or the “Company”), and Evan D. Masyr, entered into a new employment agreement pursuant to which Mr. Masyr will continue to serve as Executive Vice President and Chief Financial Officer. The Compensation Committee (the “Committee”) of the Board of Directors of the Company also approved the terms of Mr. Masyr’s new agreement.

Mr. Masyr’s current employment agreement with Employer is an “at-will” agreement, but the compensation schedule applicable to Mr. Masyr expires on December 31, 2022. Mr. Masyr’s new employment agreement is also an “at-will” agreement that will become effective as of January 1, 2023 and supersedes and replaces the employment agreement entered into by Employer and Mr. Masyr as of January 1, 2020.

The new employment agreement provides that, for as long as he remains employed by Employer, Mr. Masyr will receive a base salary (“Base Salary”) as follows: (a) at an annual rate of $500,000 effective as of January 1, 2023, (b) at an annual rate of $510,000 effective as of January 1, 2024, and (c) at an annual rate of $520,00 effective as of January 1, 2025 and continuing through December 31, 2025.

In addition to his Base Salary, Mr. Masyr shall also be eligible for an annual merit bonus in an amount to be determined at the discretion of the Board of Directors of SMG, which may be paid in cash, equity or a combination thereof. Additionally, if there is an anticipated Change of Control (as defined in the employment agreement) at Employer, SMG, or Salem during the Initial Term (as defined in the employment agreement), on the date of, but immediately before the date of the operative agreement that effectuates the Change of Control, the term of Mr. Masyr’s employment agreement shall automatically be converted to a two (2) year Fixed Term (as defined in the employment agreement), and during the Fixed Term, Mr. Masyr shall be compensated at a rate no less than he received during the twelve (12) months prior to Fixed Term. In addition, within sixty (60) days of the start of the Fixed Term, there shall be a good faith negotiation to determine appropriate future compensation adjustments based on both Mr. Masyr’s and SMG’s then current performance.

If Mr. Masyr dies prior to the expiration of the compensation schedule of his employment agreement or if there is a Change of Control, any unvested or time-vested stock options previously granted to Mr. Masyr shall become immediately one hundred percent (100%) vested as of the date of death or Change of Control.

If Mr. Masyr’s employment is terminated without “Cause” (as defined in the employment agreement), Mr. Masyr shall receive as severance an amount equal to his then Base Salary for six (6) months, less standard withholdings for tax and social security purposes.

The information contained in this Item 1.01 regarding Mr. Power’s employment agreement and Mr. Masyr’s employment agreement is qualified in its entirety by the copy of each of these agreements attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 for a description of Mr. Power’s employment agreement and Masyr’s employment agreement. The information set forth in Item 1.01 is hereby incorporated by reference into this Item 5.02.

ITEM 9.01	Financial Statements and Exhibits

(d)    Exhibits. The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description

10.1	Memorandum of Terms of Employment between Salem Communications Holding Corporation and E. Allen Power, effective as of January 1, 2023.

10.2	Memorandum of Terms of Employment between Salem Communications Holding Corporation and Evan Masyr, effective as of January 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM MEDIA GROUP, INC.

Date: December 13, 2022	By:	/s/ CHRISTOPHER J. HENDERSON
Christopher J. Henderson
Executive Vice President, General Counsel and Secretary